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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                      20549



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15[d] of
                       The Securities Exchange Act of 1934



       DATE OF REPORT [Date of earliest event reported]: December 4, 1998




                           LASER VISION CENTERS, INC.
               [Exact name of Issuer as specified in its charter]


Delaware                    1-10629                   43-1530063
[State or other             [Commission               [IRS Employer
jurisdiction of             File Number]              Identification
incorporation]                                        Number]



                      540 Maryville Centre Drive, Suite 200
                            St. Louis, Missouri 63141
                    [Address of principal Executive Offices]




                    Issuer's telephone number: [314] 434-6900

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                                    FORM 8-K


ITEM 5. OTHER EVENTS

         On December 4, 1998, the Company closed on the acquisition of Midwest Surgical Services, Inc. (MSS), a privately held Minneapolis based provider of mobile cataract services. The Company acquired 100% of the stock of MSS for an initial payment of $3.5 million in cash and notes payable, with potential additional consideration of up to $8.25 million in cash and Laser Vision common stock based on the performance of MSS through July 2001. Richard L. Lindstrom, M.D., one of the Company's outside directors, held a minority ownership position of less than 9% in MSS.

         MSS is the world's largest provider of mobile access to cataract surgery technology. The acquisition complements the Company's existing refractive eye surgery business and will be initially operated as a separate subsidiary. The acquisition will be accounted for as a purchase and the purchase cost in excess of net assets acquired will be recorded as goodwill and amortized over 15 years. For the fiscal year ended April 30, 1998, MSS revenues were $6.15 million and assets, which consisted primarily of equipment and current assets, over $4.3 million.


         On December 15, 1998, the Company issued a press release pertaining to these matters; a copy of that press release is attached hereto as an exhibit.

ITEM 7(c).  LIST OF EXHIBITS FILED

99.1    Press Release




















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FORM 8-K



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               LASER VISION CENTERS, INC.



                                               BY:    /s/  John J. Klobnak
                                                     ---------------------------
                                                      John J. Klobnak
                                                      Chief Executive Officer

Date:  December 21, 1998





























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